EXHIBIT 23B





                              October 10, 2001




CompuDyne Corporation
7249 National Drive
Hanover, MD 21076


Dear Ladies & Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about October 9, 2001 by CompuDyne Corporation (the "Company") under the Securities Act of 1933, as amended, relating to an aggregate of up to 2,450,000 shares of Common Stock, $0.75 par value ("Common Stock") to be sold by the Company and by certain selling stockholders listed in the Registration Statement.

     We consent to the reference to this firm under the caption
"Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                              TYLER COOPER & ALCORN, LLP



                              By: __/s/_________________
                                  Robert J. Metzler, II
                                  A Partner